                                                                    Exhibit 99.2

NEWS RELEASE

Investor Relations Contact:                    Corporate Communications Contact:
Sonia Segovia, IR Coordinator                  Abbie Kendall, Principal
PDF Solutions, Inc.                            Armstrong Kendall, Inc.
Tel: (408) 938-6491                            Tel: (503) 672-4681
Email: sonia.segovia@pdf.com                   Email: abbie@akipr.com

                 PDF SOLUTIONS(R) PROVIDES FINANCIAL OUTLOOK FOR
                 THE FOURTH QUARTER OF FISCAL 2004 AND THE FIRST
                             QUARTER OF FISCAL 2005

      SAN JOSE, Calif. -- October 21, 2004 -- PDF Solutions, Inc. (Nasdaq:
PDFS), the leading provider of process-design integration technologies to enhance IC manufacturability, today provided its updated financial outlook for the fourth fiscal quarter ending December 31, 2004 and its outlook for the first fiscal quarter ending March 31, 2005.

      PDF Solutions expects total revenue in the range of $17.7 million to $18.5 million for the fourth fiscal quarter ending December 31, 2004. Gain share revenue is expected to increase from the results achieved in the third quarter to a range of $2.8 million to $3.2 million for the fourth quarter. On a GAAP basis, net income for the fourth fiscal quarter of 2004 is projected in a range of $1.1 million to $1.6 million, or $0.04 to $0.06 per diluted share.

      For the first fiscal quarter ending March 31, 2005, PDF Solutions expects total revenue in the range of $18.0 million to $18.8 million. On a GAAP basis, net income for the first fiscal quarter of 2005 is projected in a range of $1.3 million to $1.8 million, or $0.05 to $0.07 per diluted share.

      In addition to using GAAP results in evaluating PDF's business, management also believes it useful to measure results using a non-GAAP measure of net income, which excludes amortization of stock-based compensation and acquired intangible assets. Non-GAAP net income for the fourth fiscal quarter ending December 31, 2004 is projected in a range of $2.3 million to $2.8 million, or $0.08 to $0.10 per diluted share. Non-GAAP net income for the first

                                     -more-
fiscal quarter ending March 31, 2005 is projected in a range of $2.3 million to $2.8 million, or $0.09 to $0.11 per diluted share.

      As previously announced, PDF will hold a live conference call beginning at 3:00 p.m. Pacific Time/6:00 p.m. Eastern Time today to discuss its third quarter 2004 results and financial outlook for the fourth fiscal quarter of 2004 and the first fiscal quarter of 2005. A live webcast of this conference call will be available on PDF's website at http://ir.pdf.com/medialist.cfm. A replay of the call will be available at the same website address beginning approximately two hours after completion of the live call. Further, a copy of this press release, including the disclosure and reconciliation of certain non-GAAP financial measures to the most directly comparable GAAP measure, which non-GAAP measures may be used periodically by PDF's management when discussing financial results with investors and analysts, will be available on the company's website at http://www.pdf.com/news_archive.phtml following the date of this release.

EFFECTIVENESS OF GUIDANCE

The outlook set forth above represents PDF's expectations only as of the date of this release, and should not be viewed as a statement about PDF's expectations after this date. Although this release will remain available on PDF's website, its continued availability does not indicate that PDF is reaffirming or confirming its continued validity. PDF Solutions does not intend to report on its progress, or provide comments to analysts or investors on, or otherwise, update such guidance until it releases its quarterly results.

ABOUT PDF SOLUTIONS

PDF Solutions, Inc. (Nasdaq: PDFS) is the leading provider of process-design integration technologies for manufacturing integrated circuits (ICs). PDF's software, methodologies and services enable semiconductor companies to create IC designs that can be more easily manufactured using manufacturing processes that are more capable. By simulating deep sub-micron product and process interactions, the PDF solution offers clients reduced time to market, increased IC yield and performance, and enhanced product reliability and profitability. Headquartered in San Jose, Calif., PDF Solutions operates worldwide with additional offices in Europe and Japan. For more information, visit www.pdf.com.

PDF Solutions(R) is a registered trademark of PDF Solutions, Inc.

FORWARD-LOOKING STATEMENTS

The statements in this press release regarding PDF's 2004 fourth fiscal quarter and 2005 first fiscal quarter outlook, including expected revenue, net income and net income per share, are forward looking. Actual results could differ materially from those expressed in these forward-looking statements. Risks and uncertainties that could cause results to differ materially include risks associated with: any unforeseen industry changes; difficulties in modifying PDF's solutions on a timely basis; and changes in the marketplace for our solutions, including the introduction of products or services competitive with PDF's products and services. Readers should also refer to the risk disclosures set forth in PDF's periodic public filings with the Securities and Exchange

                                     -more-

Commission, including, without limitation, its annual report on Form 10-K, most recently filed on March 15, 2004 (as amended), and its quarterly reports on Form 10-Q, most recently filed on August 9, 2004. The forward-looking statements contained in this release are made as of the date hereof, and PDF does not assume any obligation to update such statements nor the reasons why actual results could differ materially from those projected in such statements.

                                     -more-

                               PDF SOLUTIONS, INC.
            RECONCILIATION OF PROJECTED GAAP NET INCOME TO PROJECTED
                               NON-GAAP NET INCOME
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                  THREE MONTHS ENDING
                   PROJECTED RESULTS                               DECEMBER 31, 2004
                                                                ------------------------
GAAP net income per share - diluted ........................    $  0.04    to    $  0.06
                                                                =======          =======

GAAP net income ............................................    $ 1,050          $ 1,550

Stock-based compensation amortization ......................         60               60

Amortization of acquired intangibles, net of taxes .........      1,140            1,140

                                                                -------          -------
Non-GAAP net income ........................................    $ 2,250    to    $ 2,750
                                                                =======          =======

Non-GAAP net income per share - diluted ....................    $  0.08    to    $  0.10
                                                                =======          =======

Weighted average common shares - diluted ...................     26,600           26,600
                                                                 ======           ======

                                                                   THREE MONTHS ENDING
                    PROJECTED RESULTS                                MARCH 31, 2005
                                                                ------------------------
GAAP net income per share - diluted ........................    $  0.05    to    $  0.07
                                                                =======          =======

GAAP net income ............................................    $ 1,250          $ 1,750

Stock-based compensation amortization ......................         45               45

Amortization of acquired intangibles, net of taxes .........      1,050            1,050

                                                                -------          -------
Non-GAAP net income ........................................    $ 2,345    to    $ 2,845
                                                                =======          =======

Non-GAAP net income per share - diluted ....................    $  0.09    to    $  0.11
                                                                =======          =======

Weighted average common shares - diluted ...................     26,900           26,900
                                                                 ======           ======

                                     -more-

                           USE OF NON-GAAP INFORMATION

      In addition to providing results that are determined in accordance with Generally Accepted Accounting Principles (GAAP), PDF also provides certain Non-GAAP financial measures that exclude certain charges as additional information relating to its operating results. PDF's management believes that the presentation of these measures provides useful information to investors regarding certain additional financial and business trends relating to its financial condition and results of operations. PDF has also chosen to provide this information to investors to enable them to perform meaningful comparisons of PDF's past, present and future operating results. These measures are not in accordance with, or an alternative to, GAAP and may be different from non-GAAP measures used by other companies. The calculations of non-GAAP financial measures have been adjusted to exclude the effects of amortization of stock-based compensation and intangibles.

                                      -###-